UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 10, 2005
Date of Report (Date of earliest event reported)
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 10, 2005, our Board of Directors approved a rightsizing plan pursuant to which Greenfield Online, Inc. (the “Company”) determined to reduce costs in an effort to more closely align the Company’s costs with its current revenue outlook. The rightsizing plan is described in more detail in Exhibit 99.1. The Company anticipates that it will record charges for costs and expenses related to this rightsizing plan in the current quarter and in future periods. The Company estimates that it will record approximately $400,000 in charges for costs and expenses related to this rightsizing plan in the current period in connection with employee severance, benefits and other costs. The Company estimates that it will record charges of between $300,000 and $600,000 for costs and expenses related to this rightsizing plan in the first two quarters of 2006 in connection with costs associated with the shut down of its San Francisco, California office and the downsizing of its Encino, California office, as well as approximately $100,000 related to employee severance, benefits and other costs. The charges described above are estimated to result in future cash expenditures of between $400,000 and $700,000. The Company may identify additional cost-saving items that could result in additional charges. As such items are identified the Company will amend this form to set forth an estimate of the costs associated therewith.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: December 15, 2005

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